SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )


FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [  ]

CHECK THE APPROPRIATE BOX:

[  ] PRELIMINARY PROXY STATEMENT
[  ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 12A-
     6(E)(2))
[X ] DEFINITIVE PROXY STATEMENT
[  ] DEFINITIVE ADDITIONAL MATERIALS
[  ] SOLICITING MATERIAL PURSUANT TO SECTION 240.14A-11(C) OR SECTION 240.14A-12


                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.
[  ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.
     1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
          ----------------------------------------------------------------
     2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
          ----------------------------------------------------------------
      3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
          ----------------------------------------------------------------
     4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
          ----------------------------------------------------------------
     5)   TOTAL FEE PAID:
          ----------------------------------------------------------------

[  ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[  ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE
     0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     1)   AMOUNT PREVIOUSLY PAID:
          ----------------------------------------------------------------
     2)   FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
          ----------------------------------------------------------------
     3)   FILING PARTY:
          ----------------------------------------------------------------
     4)   DATE FILED:
          ----------------------------------------------------------------
                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                             215 North Main Street
                        West Bend, Wisconsin 53095-3317
                                 (414) 334-5521

                                March 22, 1999

Dear Shareholder:

     Enclosed is a notice of a Special Meeting of Shareholders of all shareholders of the Tax-Exempt Portfolio (the "Portfolio") of Principal Preservation Portfolios, Inc. ("Principal Preservation") to be held on April 27, 1999, together with a Proxy Statement and Form of Proxy relating to the business to be transacted at the meeting.

     We have called this Special Meeting to consider a proposed amendment to the investment objective of the Portfolio. The Board of Directors of Principal Preservation recommends that the Portfolio's investment objective should be revised to eliminate the maturity restrictions on the municipal bonds the Portfolio may buy. This change would provide the portfolio manager with more flexibility to select bonds of varying maturities in reaction to various interest rate environments, and thereby enhance the Portfolio's ability to achieve its objective of highest total return.

     Thank you for your continued confidence in Principal Preservation Portfolios, Inc. Your cooperation and participation in completing and returning the enclosed proxy will ensure that your vote is counted.

                              Very truly yours,
                              PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                              /s/Robert J. Tuszynski

                              Robert J. Tuszynski
                                President

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                              TAX-EXEMPT PORTFOLIO

                             215 North Main Street
                        West Bend, Wisconsin 53095-3317
                                 (414) 334-5521

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               ON APRIL 27, 1999

     To shareholders of the Tax-Exempt Portfolio of Principal Preservation Portfolios, Inc.:

     A Special Meeting of Shareholders of the Tax-Exempt Portfolio of Principal Preservation Portfolios, Inc. ("Principal Preservation") will be held on Tuesday, April 27, 1999 at 3:00 P.M., local time, at The West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin, for the following purposes:

      1. To approve a proposed change in the Tax-Exempt Portfolio's fundamental investment objective; and

      2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 1999 as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote.

     Your attention is invited to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                   By Order of the Board of Directors,

                                   /s/ S. CHARLES O'MEARA

                                   S. CHARLES O'MEARA
                                        Secretary

West Bend, Wisconsin
March 22, 1999

YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF A SECOND SOLICITATION, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                PROXY STATEMENT

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                              TAX-EXEMPT PORTFOLIO

                             215 North Main Street
                        West Bend, Wisconsin 53095-3317
                                 (800) 826-4600

                                PROXY AND VOTING


     The Board of Directors of Principal Preservation Portfolios, Inc. ("Principal Preservation") is requesting that shareholders approve a proposed change in the fundamental investment objective of the Tax-Exempt Portfolio (the
"Portfolio").   The proposed change is described in detail in this Proxy
Statement. Only shareholders of the Tax-Exempt Portfolio will vote on this matter. The vote will be taken at a Special Meeting of Shareholders of the Portfolio (the "Special Meeting"), or any adjournment thereof, which will be held on Tuesday, April 27, 1999, 3:00 P.M. local time, at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin. We encourage you to read this Proxy Statement carefully and mark and return the accompanying form of proxy.

     Shares represented by properly executed proxies received by Principal Preservation will be voted at the Special Meeting and any adjournment thereof as directed in those proxies. However, if no instructions are specified, shares of the Portfolio will be voted "FOR" Proposal 1 by the persons named in the proxy, and in the discretion of those persons on Proposal 2. A shareholder may revoke his proxy at any time prior to the Special Meeting by filing a written notice of revocation with the Secretary of Principal Preservation or by delivering a duly executed proxy bearing a later date.

     The presence at the Special Meeting, in person or by proxy, of shareholders representing one-third of all shares of the Portfolio outstanding and entitled
to vote on a matter constitutes a quorum for the transaction of business.   In
tabulating votes on any matter, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are treated as present for purposes of determining the presence or absence of a quorum, but will not be counted as votes cast.

     Shareholders of record of the Portfolio at the close of business on March 15, 1999 will be entitled to one vote on each matter presented for each share so held. The number of shares of the Portfolio outstanding on that date is 5,822,905 shares.

     UPON REQUEST AND AT NO COST TO A REQUESTING SHAREHOLDER, PRINCIPAL PRESERVATION WILL MAIL, BY FIRST-CLASS MAIL, A COPY OF ITS ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF MR. ROBERT J. TUSZYNSKI, PRESIDENT, AT PRINCIPAL PRESERVATION PORTFOLIOS, INC., 215 NORTH MAIN STREET, WEST BEND, WISCONSIN 53095, TELEPHONE: 1-800-826-4600.

     This proxy material is being mailed to shareholders on or about March 22, 1999.

                                  PROPOSAL 1 -
             CHANGE IN INVESTMENT OBJECTIVE OF TAX-EXEMPT PORTFOLIO

PROPOSAL

     The Tax-Exempt Portfolio's current investment objective states that the Portfolio "seeks to provide the highest total return, consistent with preserving principal, by investing in high quality municipal bonds with remaining maturities of two to twenty years."

     In the low, stable interest rate environment that has persisted lately, municipalities are issuing bonds with longer maturities in an effort to lock in the low interest rates for longer periods of time. As a result, new issues of municipal bonds with maturities of less than 20 years are becoming increasingly rare. At the same time, investor demand for shorter maturities has increased, because, if and when interest rates begin to rise, investors want the flexibility to move out of the lower coupon bonds that are available today. The Portfolio's manager is finding it more and more difficult to locate bonds within the Portfolio's two to twenty year remaining maturity requirement. The short supply causes delays in investing available cash, which hurts the Portfolio's overall return. Also, when the manager is able to find bonds in the Portfolio's maturity range, they typically are trading at significant premiums over par value. These premiums reduce the total return that the Portfolio can obtain from the bonds, and further hamper the ability of the Portfolio to achieve its investment objective of highest total return.

     The portfolio manager believes that, by extending the maturity of municipal bonds that the Portfolio purchases beyond twenty years, he will be able to find more attractively priced, high quality bonds which are better suited to achieving the Portfolio's objective.

     If the proposed change is approved by shareholders of the Portfolio, the Portfolio's investment program and strategy would not change drastically. The portfolio manager would continue looking for and purchasing high quality bonds, but could focus his attention on the readily available supply of new issues of longer term bonds, as well as more reasonably priced longer term bonds trading in the secondary market. This flexibility would help the manager more rapidly use investable cash to purchase income earning securities, and at the same time avoid the premium prices for shorter term bonds that reduce total return.

     Longer term bonds are subject to more price volatility in changing interest rate environments than are shorter term bonds. However, the manager would seek to minimize price volatility by focusing on bonds rated in one of the top two rating categories (with or without credit enhancement features). Also, many longer term bonds have sinking fund features which tend to reduce their average lives as compared to bonds of comparable maturities without such features. These "duration shortening" features also help to reduce price volatility. Finally, the portfolio manager would continue to structure the Portfolio's municipal bond portfolio in a laddered maturity, so that not all of the Portfolio's bonds would be affected in the same manner or to the same degree by any particular trend in interest rates. On balance, the portfolio manager believes that the increased interest rate risk associated with longer maturity bonds can be acceptably managed with a continued focus on these credit quality features, duration shortening features and laddered maturity strategies. The portfolio manager therefore believes the proposed change in the Portfolio's investment objective is prudent in order to help the Portfolio better achieve its objective of highest total return.

     The Board of Directors believes that, by eliminating maturity restrictions on the municipal bonds that the Portfolio may purchase, the portfolio manager will have greater flexibility to adjust the Portfolio's investments in response to various and changing interest rate environments, including the current low, stable interest rate environment, and thereby enhance the ability of the Portfolio to achieve its objective of highest total return. The Board of Directors therefore recommends that the investment objective of the Portfolio should be revised to read as follows:

      "The Portfolio seeks to provide the highest total return, consistent with preserving principal, by investing in high quality municipal bonds."

The revised investment objective would remain fundamental, meaning that it could be changed in the future only with the approval of the shareholders of the Portfolio.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSED CHANGE IN THE PORTFOLIO'S INVESTMENT OBJECTIVE.

VOTE REQUIRED

     In order for the proposed change to the Portfolio's investment objective to be approved, shareholders holding "a majority of the outstanding voting securities" of the Portfolio must vote in favor of the proposed change. The Investment Company Act of 1940 defines "a majority of the outstanding voting securities" of the Portfolio to mean at least a majority of the outstanding voting shares of the Portfolio or, if less, 67% of the voting shares represented at a meeting at which shareholders owning 50% or more of the outstanding voting shares of the Portfolio are present or represented by proxy. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against approval of the proposed change.

                                 OTHER BUSINESS

     Management of Principal Preservation is not aware of any other matters that will come before the Special Meeting. However, if any other business should come before the Special Meeting, your Proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment on such matters.

                             ADDITIONAL INFORMATION

ADVISORS, ADMINISTRATOR AND DISTRIBUTOR

     Ziegler Asset Management, Inc. serves as the investment advisor for the Portfolio. B.C. Ziegler and Company serves as the distributor for the shares of each Portfolio, and also serves as the accounting/pricing agent and transfer and dividend disbursing agent for the Portfolio. Ziegler Asset Management and B.C. Ziegler are each wholly owned subsidiaries of The Ziegler Companies, Inc. The principal address of each is 215 North Main Street, West Bend, Wisconsin 53095.

PRINCIPAL SHAREHOLDERS AND CERTAIN BENEFICIAL OWNERS

     As of March 15, 1999, the voting record date for the Special Meeting, there were no persons known to own of record or beneficially five percent (5%) or more of the outstanding shares of the Portfolio.

     A listing of the beneficial ownership of shares of the Portfolio by each Director of Principal Preservation and of all Directors and officers as a group is set forth in Exhibit A.
                ----------

COST OF SOLICITATION

     In addition to this solicitation of proxies by use of the mails, proxies may be solicited by officers of Principal Preservation and by officers and employees of B.C. Ziegler and Company personally or by telephone or other electronic means, without special compensation. Proxies may also be solicited by a professional proxy solicitation service should management of Principal Preservation determine that solicitation by such means is advisable. The Portfolio will bear the cost of preparing and mailing proxy materials, of the Special Meeting, and of soliciting proxies.

ADJOURNMENT

     In the event that sufficient votes in favor of the proposal are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal. The Portfolio will bear the costs of any such additional solicitation and of any adjourned session.

SHAREHOLDER MEETINGS

     Principal Preservation is organized as a Maryland corporation, and as such is not required to hold annual meetings of shareholders. Its Bylaws provide that Principal Preservation is not required to hold an annual meeting of shareholders in any year in which the election of Directors, approval of an investment advisory agreement (or any sub-advisory agreement) or ratification of the selection of independent public accountants is not required to be acted upon by shareholders of Principal Preservation or of any of its portfolio, including the Tax-Exempt Portfolio, under the Investment Company Act of 1940. Meetings of shareholders of Principal Preservation will be held when and as determined necessary by the Board of Directors of Principal Preservation and in accordance with the Investment Company Act of 1940. However, shareholders of any portfolio wishing to submit proposals for inclusion in a Proxy Statement for any future shareholder meetings should send their written proposals to the Secretary of Principal Preservation at 215 North Main Street, West Bend, Wisconsin 53095.

                                                                       EXHIBIT A
                                                                       ---------


                  OWNERSHIP OF SHARES OF TAX-EXEMPT PORTFOLIO

                             NUMBER OF SHARES HELD
                                     AS OF
                                 MARCH 15, 1999


NAME OF DIRECTOR OR OFFICER                  NUMBER OF SHARES(1)<F1>
---------------------------                  -----------------------
Robert J. Tuszynski(2)<F2>                              -0-
Richard H. Aster, M.D.                                  -0-
August J. English                                     1,231
Ralph J. Eckert                                         -0-
Richard J. Glaisner(2)<F2>                              -0-
All Directors and Officers As a Group (9 Persons)     1,231
-----------------------------

(1)<F1> These figures are based on information furnished by the respective individuals and by B.C. Ziegler and Company, Principal Preservation's transfer agent. Certain of the individuals listed share voting and investment power with his spouse with respect to some or all of the shares listed opposite his name. Each individual Director or executive officer beneficially owns less than 1% of the shares of the Portfolio.

(2)<F2> Is an "interested person" (as defined in the Investment Company Act of
        1940) of Principal Preservation as a result of his affiliation(s) with B.C. Ziegler and Company and/or its affiliates.

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                              TAX-EXEMPT PORTFOLIO

            REVOCABLE PROXY FOR 1999 SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert J. Tuszynski, S. Charles O'Meara and Franklin P. Ciano, and each of them, Proxy, with full power of substitution, to represent and vote, as designated below, all shares of stock of the Tax-Exempt Portfolio of Principal Preservation Portfolios, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of Principal Preservation Portfolios, Inc. to be held at the West Bend Inn, 2520 West Washington Street, West Bend, Wisconsin at 3:00 P.M., on Tuesday, April 27, 1999, or at any adjournment thereof, with respect to the matters set forth on the reverse side and described in the accompanying Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.



                                             DATE:                    , 1999

                                             (If this account is owned by more
                                             than one person, all owners should
                                             sign.  Persons signing as
                                             executors, administrators, trustees
                                             or in similar capacities should so
                                             indicate.)

                                              ---------------------------------
                                             |                                 |
                                             |                                 |
                                             |                                 |
                                              ---------------------------------
                                             (Please sign exactly as name
                                             appears at left)

Please place an "X" in the desired box for each item.
Shares represented by this Proxy will be voted as directed by the shareholder. IF NO DIRECTION IS SUPPLIED, THE PROXY WILL BE VOTED FOR PROPOSAL 1.
                                                     ----

1.Proposal to change the investment objective of the Tax-Exempt Portfolio to state that the Portfolio seeks to provide highest total return, consistent with preserving principal, by investing in high quality municipal bonds.

     [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

2.In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.